As filed with the Securities and Exchange Commission on May 31, 2016
Registration Statement No. 333-202756

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORMEDIX INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5894890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1430 US Highway 206, Suite 200
Bedminster, New Jersey 07921
Telephone: (908) 517-9500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RANDY MILBY
Chief Executive Officer
CorMedix Inc.
1430 US Highway 206, Suite 200
Bedminster, New Jersey 07921
Telephone: (908) 517-9500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ALEXANDER M. DONALDSON
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Fax: (919) 781-4865

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act) (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement solely for the purpose of removing from registration the 194,903 shares of common stock issuable upon the exercise of warrants that remain unsold hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on May 31, 2016.

CORMEDIX INC.

By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy Milby	Director and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	May 31, 2016
Randy Milby

/s/ Janet Dillione	Director	May 31, 2016
Janet Dillione

	Director	May __, 2016
Matthew P. Duffy

/s/ Michael W. George	Director	May 31, 2016
Michael W. George

	Director	May __, 2016
Myron Kaplan

/s/ Steven W. Lefkowitz	Director	May 31, 2016
Steven W. Lefkowitz

/s/ Taunia Markvicka	Director	May 31, 2016
Taunia Markvicka

/s/ Antony E. Pfaffle, M.D.	Director and Chief Scientific Officer	May 31, 2016
Antony E. Pfaffle, M.D.

/s/ Cora M. Tellez	Director	May 31, 2016
Cora M. Tellez